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                            ARTICLES OF INCORPORATION

                                       OF

                                PTG-FLORIDA, INC.


                                    ARTICLE I

      The name of the corporation is PTG-FLORIDA, INC. (hereinafter called the "Corporation").

                                   ARTICLE II

      The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Florida.

                                   ARTICLE III

      The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:


    Number of Shares         Par Value          Class of
      Authorized             Per Share           Stock
      ----------             ---------           -----

         75,000                $.01              common


                                   ARTICLE IV

      The address of the Corporation's registered office in the State of Florida is 502 E. Park Avenue, Tallahassee, Florida 32301, City of Tallahassee, County of Leon, and the name of its registered agent at such address is Corporation Information Services, Inc.

                                    ARTICLE V

      The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the Corporation's bylaws. The number of directors constituting the initial Board of Directors is two, and the names and addresses of the members of the initial Board of Directors, who are to serve as the Corporation's directors until their successors are duly elected and qualified are:


                        Miles C. Wilkin
                        4543 Post Oak Place Drive - #200
                        Houston, Texas 77027

                        John A. Rubey
                        4543 Post Oak Place Drive - #200
                        Houston, Texas 77027


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                                   ARTICLE VI

      The name of the Incorporator is Oscar de la Guardia and the address of the Incorporator is 1221 Brickell Avenue, Miami, Florida 33131.

                                   ARTICLE VII

      This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

      IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida General Corporation Act of the State of Florida has signed these Articles of Incorporation this 19th day of Sept., 1988.


                                           /s/ Oscar de la Guardia
                                           ------------------------
                                           Oscar de la Guardia
                                           Incorporator

STATE OF FLORIDA  )
                  )  ss:
COUNTY OF DADE    )

      BEFORE ME, the undersigned authority, personally appeared Oscar de la Guardia, to me known to be the person described in and who executed the foregoing Articles of Incorporation, who, after being duly sworn under oath, acknowledged before me that said person executed the same for the purpose therein expressed.

      WITNESS my hand and official seal in the State and County aforesaid, this 19th day of September 1988.


                                                /s/  illegible
                                                -------------------------
                                                Notary Public

My Commission Expires:

ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

The undersigned, having been named the Registered Agent of PTG - FLORIDA, INC., hereby accepts such designation and is familiar with, and accepts, the obligations as provided in Section 325 of the Florida General Corporation Act.

                                    Corporation Information
                                    Services, Inc.

                                    By: /s/  illegible
                                        ---------------------
                                        Registered Agent



                                    DATED: September 20, 1988.


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